news release

FOR RELEASE AT 3:15 AM PT	EXHIBIT 99.1
JULY 28, 2023
Chevron Reports Second Quarter 2023 Results
•Reported earnings of $6.0 billion; adjusted earnings of $5.8 billion
•Record Permian Basin production, 11 percent higher than the year-ago period
•Record shareholder distributions of $7.2 billion
•PDC Energy, Inc. acquisition expected to close in August 2023
San Ramon, Calif., July 28, 2023 – Chevron Corporation (NYSE: CVX) reported earnings of $6.0 billion ($3.20 per share - diluted) for second quarter 2023, compared with $11.6 billion ($5.95 per share - diluted) in second quarter 2022. Included in the current quarter was a one-time tax benefit of $225 million related to impairments that were recognized in prior periods. Foreign currency effects increased earnings by $10 million. Adjusted earnings of $5.8 billion ($3.08 per share - diluted) in second quarter 2023 compared to adjusted earnings of $11.4 billion ($5.82 per share - diluted) in second quarter 2022. For a reconciliation of adjusted earnings, see Attachment 4.
Earnings & Cash Flow Summary

					YTD
	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Total Earnings / (Loss)	$ MM	$6,010	$6,574	$11,622	$12,584	$17,881
Upstream	$ MM	$4,936	$5,161	$8,558	$10,097	$15,492
Downstream	$ MM	$1,507	$1,800	$3,523	$3,307	$3,854
All Other	$ MM	$(433)	$(387)	$(459)	$(820)	$(1,465)
Earnings Per Share - Diluted	$/Share	$3.20	$3.46	$5.95	$6.66	$9.17
Adjusted Earnings (1)	$ MM	$5,775	$6,744	$11,365	$12,519	$17,908
Adjusted Earnings Per Share - Diluted (1)	$/Share	$3.08	$3.55	$5.82	$6.63	$9.18
Cash Flow From Operations (CFFO)	$ B	$6.3	$7.2	$13.8	$13.5	$21.8
CFFO Excluding Working Capital (1)	$ B	$9.4	$9.0	$13.3	$18.5	$22.2
(1) See non-GAAP reconciliation in attachments
“Our quarterly financial results remain strong, and we returned record cash to shareholders,” said Mike Wirth, Chevron’s chairman and chief executive officer. The company has delivered more than 12 percent ROCE for eight straight quarters and returned $7.2 billion to shareholders in the quarter, an increase of 37 percent from the year-ago period.
“Strong execution resulted in record Permian Basin production this quarter,” Wirth continued. Chevron plans to further increase its investments in the United States with the announced agreement to acquire PDC Energy, Inc. “Our consistent performance and disciplined use of capital are driving superior value for our shareholders,” Wirth concluded.

-MORE-

Financial and Business Highlights

					YTD
	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Return on Capital Employed (ROCE)%		13.4%	14.6%	26.5%	14.1%	20.7%
Capital Expenditures (Capex)	$ B	$3.8	$3.0	$3.2	$6.8	$5.1
Affiliate Capex	$ B	$1.0	$0.9	$0.8	$1.8	$1.5
Free Cash Flow (1)	$ B	$2.5	$4.2	$10.6	$6.7	$16.7
Free Cash Flow ex. working capital (1)	$ B	$5.7	$6.0	$10.1	$11.7	$17.1
Debt Ratio (end of period)%		12.0%	12.7%	14.6%	12.0%	14.6%
Net Debt Ratio (1) (end of period)%		7.0%	4.4%	8.3%	7.0%	8.3%
Net Oil-Equivalent Production	MBOED	2,959	2,979	2,896	2,968	2,978
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•Second quarter 2023 earnings decreased compared to second quarter 2022 primarily due to lower upstream realizations and lower margins on refined product sales.
•Sales and other operating revenues in second quarter 2023 were $47.2 billion, down from $65.4 billion in the year-ago period primarily due to lower commodity prices.
•Worldwide net oil-equivalent production was up 2 percent from the year-ago quarter primarily due to record Permian Basin production of 772,000 barrels of oil equivalent per day.
•Capex in the second quarter of 2023 was up 18 percent from a year ago primarily due to higher investment in the United States.
•Quarterly shareholder distributions were a record $7.2 billion during the quarter, including dividends of $2.8 billion and share repurchases of $4.4 billion (over 27 million shares repurchased during the quarter and nearly 50 million shares year-to-date).
•The company’s Board of Directors declared a quarterly dividend of one dollar and fifty-one cents ($1.51) per share, payable September 11, 2023, to all holders of common stock as shown on the transfer records of the corporation at the close of business on August 18, 2023.
Business Highlights
•Announced an agreement to acquire PDC Energy, Inc. in an all-stock transaction, with closing anticipated in August 2023. This acquisition is expected to add $1 billion to annual free cash flow.
•Achieved first natural gas production from the Gorgon Stage 2 development in Australia, supporting long-term energy supply in the Asia-Pacific region.
•Received approvals to extend Block 0 concession in Angola through 2050.
•Reached final investment decision with partners to build a third gathering pipeline that is expected to increase production capacity from approximately 1.2 to nearly 1.4 billion cubic feet per day at the Leviathan field in Israel.
•Announced agreements to conduct pilot tests on advanced closed loop geothermal technology in Japan.

-MORE-

Segment Highlights
Upstream

					YTD
U.S. Upstream	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Earnings / (Loss)	$ MM	$1,640	$1,781	$3,367	$3,421	$6,605
Net Oil-Equivalent Production	MBOED	1,219	1,167	1,172	1,193	1,178
Liquids Production	MBD	916	877	888	896	884
Natural Gas Production	MMCFD	1,817	1,742	1,705	1,780	1,766
Liquids Realization	$/BBL	$56	$59	$89	$58	$83
Natural Gas Realization	$/MCF	$1.23	$2.58	$6.22	$1.88	$5.13
•U.S. upstream earnings were lower than a year ago, primarily on lower realizations, partially offset by lower operating expenses due to the absence of a 2022 early contract termination and higher sales volumes.
•U.S. net oil-equivalent production was up from second quarter 2022 and set a new quarterly record primarily due to growth in the Permian Basin.

					YTD
International Upstream	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Earnings / (Loss) (1)	$ MM	$3,296	$3,380	$5,191	$6,676	$8,887
Net Oil-Equivalent Production	MBOED	1,740	1,812	1,724	1,775	1,800
Liquids Production	MBD	827	849	799	838	828
Natural Gas Production	MMCFD	5,478	5,775	5,548	5,624	5,832
Liquids Realization	$/BBL	$68	$69	$102	$68	$98
Natural Gas Realization	$/MCF	$7.50	$9.00	$9.23	$8.25	$9.04
(1) Includes foreign currency effects	$ MM	$10	$(56)	$603	$(46)	$459
•International upstream earnings were lower than a year ago primarily due to lower realizations and lower foreign currency effects, partially offset by favorable tax items and higher sales volumes.
•Net oil-equivalent production was up 16,000 barrels per day from a year earlier primarily due to lower impacts from turnarounds in Australia, partially offset by shutdowns in Canada due to wildfires.

-MORE-

Downstream

					YTD
U.S. Downstream	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Earnings / (Loss)	$ MM	$1,081	$977	$2,440	$2,058	$2,926
Refinery Crude Oil Inputs	MBD	962	890	881	926	898
Refined Product Sales	MBD	1,295	1,252	1,210	1,274	1,214
•U.S. downstream earnings were lower compared to a year ago primarily due to lower margins on refined product sales and higher operating expenses.
•Refinery crude oil inputs increased 9 percent compared to a year ago, primarily due to the absence of 2022 turnaround activity at the Richmond, California refinery.
•Refinery product sales were up 7 percent from a year ago, primarily due to higher renewable fuel sales following the Renewable Energy Group, Inc. acquisition and higher demand for gasoline and jet fuel.

					YTD
International Downstream	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Earnings / (Loss) (1)	$ MM	$426	$823	$1,083	$1,249	$928
Refinery Crude Oil Inputs	MBD	623	628	634	625	626
Refined Product Sales	MBD	1,453	1,460	1,337	1,456	1,332
(1) Includes foreign currency effects	$ MM	$4	$18	$145	$22	$168
•International downstream earnings were lower compared to a year ago primarily due to lower margins on refined product sales and lower foreign currency effects.
•Refinery crude oil inputs decreased 2 percent from the year-ago period as refinery runs decreased due to planned turnarounds.
•Refined product sales increased 9 percent from the year-ago period, primarily due to higher demand for jet fuel as air travel increased in Asia.

All Other

					YTD
All Other	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Net charges (1)	$ MM	$(433)	$(387)	$(459)	(820)	(1,465)
(1) Includes foreign currency effects	$ MM	$(4)	$(2)	$(80)	$(6)	$(177)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges decreased slightly compared to a year ago primarily due to higher interest income and a favorable swing in foreign currency effects, partially offset by higher employee benefit costs.

-MORE-

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

-MORE-

NOTICE
Chevron’s discussion of second quarter 2023 earnings with security analysts will take place on Friday, July 28, 2023, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, Twitter: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents and marketable securities as a percentage of total debt less cash and cash equivalents and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.
Expected incremental annual free cash flow of $1 billion following the PDC Energy, Inc. acquisition is a forward-looking non-GAAP measure. It assumes Brent oil price of $70 per barrel, Henry Hub gas price of $3.50 per MCF, approximately $100 million of annual operating expense synergies and approximately $400 million of annual capex efficiencies. However, due to its forward-looking nature, management cannot reliably predict certain other necessary components of the most directly comparable forward-looking GAAP measure and is therefore unable to provide a quantitative reconciliation.

-MORE-

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully satisfy the requisite closing conditions and consummate the proposed acquisition of PDC Energy, Inc.; the ability to successfully integrate the operations of Chevron and PDC Energy and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company's 2022 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME(1)
	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES AND OTHER INCOME	2023	2022	2023	2022
Sales and other operating revenues	$47,216	$65,372	$96,058	$117,686
Income (loss) from equity affiliates	1,240	2,467	2,828	4,552
Other income (loss)	440	923	803	897
Total Revenues and Other Income	48,896	68,762	99,689	123,135
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	28,984	40,684	58,391	74,095
Operating expenses (2)	7,224	7,168	14,164	13,837
Exploration expenses	169	196	359	405
Depreciation, depletion and amortization	3,521	3,700	7,047	7,354
Taxes other than on income	1,041	882	2,137	2,122
Interest and debt expense	120	129	235	265
Total Costs and Other Deductions	41,059	52,759	82,333	98,078
Income (Loss) Before Income Tax Expense	7,837	16,003	17,356	25,057
Income tax expense (benefit)	1,829	4,288	4,743	7,065
Net Income (Loss)	6,008	11,715	12,613	17,992
Less: Net income (loss) attributable to noncontrolling interests	(2)	93	29	111
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$6,010	$11,622	$12,584	$17,881

(1) Prior year data has been reclassified in certain cases to conform to the 2023 presentation basis.
(2) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$3.22	$5.98	$6.70	$9.21
- Diluted	$3.20	$5.95	$6.66	$9.17
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,867,165	1,947,703	1,879,363	1,941,719
- Diluted	1,875,508	1,957,109	1,888,077	1,950,860

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,853 million and 1,901 million at June 30, 2023, and December 31, 2022, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Upstream
United States	$1,640	$3,367	$3,421	$6,605
International	3,296	5,191	6,676	8,887
Total Upstream	4,936	8,558	10,097	15,492
Downstream
United States	1,081	2,440	2,058	2,926
International	426	1,083	1,249	928
Total Downstream	1,507	3,523	3,307	3,854
All Other	(433)	(459)	(820)	(1,465)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$6,010	$11,622	$12,584	$17,881

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$9,292	$17,678
Marketable securities	$318	$223
Total assets	$251,779	$257,709
Total debt	$21,514	$23,339
Total Chevron Corporation stockholders' equity	$158,325	$159,282
Noncontrolling interests	$973	$960

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$179,839	$182,621
Debt ratio (Total debt / Total debt plus stockholders’equity)	12.0%	12.8%

Adjusted debt (Total debt less cash and cash equivalents and marketable securities)	$11,904	$5,438
Adjusted debt plus total stockholders’ equity	$170,229	$164,720
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	7.0%	3.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total reported earnings	$6,010	$11,622	$12,584	$17,881
Non-controlling interest	(2)	93	29	111
Interest expense (A/T)	111	120	217	246
ROCE earnings	6,119	11,835	12,830	18,238
Annualized ROCE earnings	24,476	47,340	25,660	36,476
Average capital employed*	182,226	178,615	182,197	176,053
ROCE	13.4%	26.5%	14.1%	20.7%
*Capital employed is the sum of Chevron Corporation stockholders equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended June 30,		Six Months Ended June 30,
CAPEX BY SEGMENT	2023	2022	2023	2022
United States
Upstream	$2,296	$1,549	$4,214	$2,836
Downstream	379	715	710	838
Other	90	86	121	128
Total United States	2,765	2,350	5,045	3,802

International
Upstream	940	621	1,662	1,101
Downstream	48	208	78	235
Other	4	5	10	6
Total International	992	834	1,750	1,342
CAPEX	$3,757	$3,184	$6,795	$5,144

AFFILIATE CAPEX (not included above):
Upstream	$615	$602	$1,254	$1,179
Downstream	361	207	591	355
AFFILIATE CAPEX	$976	$809	$1,845	$1,534

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary)(1)	Three Months Ended June 30,		Six Months Ended June 30,

OPERATING ACTIVITIES	2023	2022	2023	2022
Net Income (Loss)	$6.0	$11.7	$12.6	$18.0
Adjustments
Depreciation, depletion and amortization	3.5	3.7	7.0	7.4
Distributions more (less) than income from equity affiliates	(0.5)	(1.7)	(1.4)	(3.2)
Loss (gain) on asset retirements and sales	—	(0.4)	—	(0.5)
Net foreign currency effects	0.1	(0.5)	0.1	(0.2)
Deferred income tax provision	0.7	0.7	1.5	1.3
Net decrease (increase) in operating working capital	(3.1)	0.5	(4.9)	(0.4)
Other operating activity	(0.4)	(0.3)	(1.4)	(0.6)
Net Cash Provided by Operating Activities	$6.3	$13.8	$13.5	$21.8

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	—	(2.9)	—	(2.9)
Capital expenditures (Capex)	(3.8)	(3.2)	(6.8)	(5.1)
Proceeds and deposits related to asset sales and returns of investment	0.1	1.1	0.3	2.3
Other investing activity	(0.3)	—	(0.3)	—
Net Cash Used for Investing Activities	$(3.9)	$(5.0)	$(6.8)	$(5.6)

FINANCING ACTIVITIES
Net change in debt	(1.6)	(3.7)	(1.7)	(5.7)
Cash dividends — common stock	(2.8)	(2.8)	(5.7)	(5.5)
Shares issued for share-based compensation	—	0.8	0.2	5.5
Shares repurchased	(4.4)	(2.5)	(8.1)	(3.8)
Distributions to noncontrolling interests	—	—	—	—
Net Cash Provided by (Used for) Financing Activities	$(8.7)	$(8.1)	$(15.3)	$(9.5)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(0.1)	(0.1)	(0.2)	(0.1)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(6.5)	$0.6	$(8.7)	$6.6

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$6.3	$13.8	$13.5	$21.8
Less: Net decrease (increase) in operating working capital	(3.1)	0.5	(4.9)	(0.4)
Cash Flow from Operations Excluding Working Capital	$9.4	$13.3	$18.5	$22.2

Net Cash Provided by Operating Activities	$6.3	$13.8	$13.5	$21.8
Less: Capital expenditures	3.8	3.2	6.8	5.1
Free Cash Flow	$2.5	$10.6	$6.7	$16.7
Less: Net decrease (increase) in operating working capital	(3.1)	0.5	(4.9)	(0.4)
Free Cash Flow Excluding Working Capital	$5.7	$10.1	$11.7	$17.1
(1) Totals may not match sum of parts due to presentation in billions.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022			Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
REPORTED EARNINGS	Pre- Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre- Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$1,640			$3,367			$3,421			$6,605
Int'l Upstream			3,296			5,191			6,676			8,887
U.S. Downstream			1,081			2,440			2,058			2,926
Int'l Downstream			426			1,083			1,249			928
All Other			(433)			(459)			(820)			(1,465)
Net Income (Loss) Attributable to Chevron			$6,010			$11,622			$12,584			$17,881

SPECIAL ITEMS
U.S. Upstream
Early contract termination	$—	$—	$—	$(765)	$165	$(600)	$—	$—	$—	$(765)	$165	$(600)
Int'l Upstream
Asset sale gains	—	—	—	328	(128)	200	—	—	—	328	(128)	200
Tax items	—	225	225	—	—	—	—	95	95	—	—	—
All Other
Pension settlement costs	—	—	—	(12)	1	(11)	—	—	—	(98)	21	(77)
Total Special Items	$—	$225	$225	$(449)	$38	$(411)	$—	$95	$95	$(535)	$58	$(477)

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$10			$603			$(46)			$459
Int'l Downstream			4			145			22			168
All Other			(4)			(80)			(6)			(177)
Total Foreign Currency Effects			$10			$668			$(30)			$450

ADJUSTED EARNINGS/(LOSS) *
U.S. Upstream			$1,640			$3,967			$3,421			$7,205
Int'l Upstream			3,061			4,388			6,627			8,228
U.S. Downstream			1,081			2,440			2,058			2,926
Int'l Downstream			422			938			1,227			760
All Other			(429)			(368)			(814)			(1,211)
Total Adjusted Earnings/(Loss)			$5,775			$11,365			$12,519			$17,908

Total Adjusted Earnings/(Loss) per share			$3.08			$5.82			$6.63			$9.18

* Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.